EXHIBIT II

Selected Quarterly Data (Unaudited)
-----------------------------------------------------------------------------
(in thousands, except earnings per share)

                                          						      1999 Quarters
                                          						      -------------
                                   					     1st      2nd      3rd      4th
                                   					     ---      ---      ---      ---
[S]                                        [C]      [C]      [C]      [C]
Revenues . . . . . . . . . . . . . . . .   $40,189  $46,050  $36,609  $34,551
                                   					   =======  =======  =======  =======
Gross profit . . . . . . . . . . . . . .   $   796  $ 1,464  $ 1,224  $ 1,231
                                   					   =======  =======  =======  =======
Net income . . . . . . . . . . . . . . .   $   206  $    23  $   675  $   630
                                   					   =======  =======  =======  =======

Weighted average shares outstanding  . .     2,115    2,115    2,115    2,117
                                   					   =======  =======  =======  =======
Basic earnings per share:

Net income per share  . . . . . . . . .    $   .10  $   .01  $   .32  $   .30
                                   					   =======  =======  =======  =======
Diluted earnings per share:

Weighted average shares outstanding  . .     2,115    2,115    2,115    2,117
                                   					   =======  =======  =======  =======

Net income per share . . . . . . . . . .   $   .10  $   .01  $   .32  $   .30
                                   					   =======  =======  =======  =======

                                        	  					      1998 Quarters
                                          						      -------------
                                   					     1st      2nd      3rd      4th
			                                   		     ---      ---      ---      ---
[S]                                        [C]      [C]      [C]      [C]
Revenues . . . . . . . . . . . . . . . .   $40,831  $38,385  $44,203  $53,676
                                   					   =======  =======  =======  =======
Gross profit . . . . . . . . . . . . . .   $ 1,237  $ 1,274  $ 1,444  $ 1,630
                                   					   =======  =======  =======  =======
Net income   . . . . . . . . . . . . . .   $   178  $   189  $   673  $   555
                                   					   =======  =======  =======  =======

Weighted average shares outstanding  . .     2,130    2,132    2,122    2,121
                                   					   =======  =======  =======  =======
Basic earnings per share:

Net income per share . . . . . . . . . .   $   .08  $   .09  $   .32  $   .26
                                   					   =======  =======  =======  =======
Diluted earnings per share:

Weighted average shares outstanding  . .     2,130    2,132    2,122    2,121
                                   					   =======  =======  =======  =======

Net income per share . . . . . . . . . .   $   .08  $   .09  $   .32  $   .26
                                   					   =======  =======  =======  =======


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    						                                                     	   EXHIBIT III